UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2025

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase common stock at an exercise price of $402.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Line of Credit

Common Stock Purchase Agreement

On July 22, 2025, Scilex Holding Company (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Tumim Stone Capital, LLC, a Delaware limited liability company (the “Investor”).

Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to sell to the Investor up to the lesser of: (a) $100,000,000 of newly issued shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (b) the Exchange Cap (as defined below), from time to time, at the Company’s sole discretion (each such sale, a “VWAP Purchase”) by delivering an irrevocable written notice to the Investor (each such notice, a “VWAP Purchase Notice”). The Company shall be permitted to deliver a VWAP Purchase Notice to Investor during the period commencing on the Commencement Date (as defined in the Purchase Agreement) and the date that is the first day of the month following the 24-month anniversary of the date on which the initial Registration Statement (as defined below) has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”), subject to the terms and conditions set forth therein, and unless the Purchase Agreement is earlier terminated in accordance with its terms.

The shares of Common Stock purchased pursuant to a VWAP Purchase will be purchased at the VWAP Purchase Price, which shall equal (i) 96% of the lowest daily dollar volume-weighted average price for the Common Stock during the One-Day VWAP Purchase Valuation Period (as defined in the Purchase Agreement) or (ii) 97% of the lowest daily dollar volume-weighted average price for the Common Stock during the Three-Day VWAP Purchase Valuation Period (as defined in the Purchase Agreement), in each case subject to the terms and conditions set forth therein. The maximum number of shares of Common Stock that may be required to be purchased pursuant to a VWAP Purchase Notice will be equal to the lowest of: (a) 100% of the average daily trading volume in the Common Stock over the five consecutive trading day period ending on (and including) the trading day immediately preceding the applicable VWAP Purchase Exercise Date (as defined in the Purchase Agreement) for such VWAP Purchase; (b) the product (rounded up or down to the nearest whole number) obtained by multiplying (x) the daily trading volume in the Common Stock on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (y) 0.40; and (c) the quotient obtained by dividing (x) $3,000,000 by (y) the volume-weighted average price of the Common Stock on the trading day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period).

The Investor’s purchases of shares of Common Stock under the Purchase Agreement, if any, will be subject to certain limitations, including that the Investor may not purchase shares that would result in it (together with its affiliates) owning more than 4.99% (or, at the election of the Investor, 9.99%) of the then-issued and outstanding shares of Common Stock. In addition, unless stockholder approval of a waiver of the Exchange Cap (as defined below) is obtained, the Company shall not issue or sell any shares of Common Stock pursuant to the Purchase Agreement, if, after giving effect thereto, the aggregate number of shares of Common Stock that would be issued pursuant to the Purchase Agreement and the transactions contemplated thereby would exceed 1,390,443 (representing 19.99% of the number of shares of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement) (such maximum number of shares, the “Exchange Cap”). However, the Exchange Cap shall not be applicable for any purposes of the Purchase Agreement and the transactions contemplated thereby, to the extent that (and only for so long as) the average price of all applicable sales of Common Stock under the Purchase Agreement equals or exceeds $8.09, which is the Minimum Price (as defined in the Purchase Agreement). The Company is under no obligation to seek stockholder approval of a waiver of the Exchange Cap.

As consideration for the Investor’s commitment to purchase shares of Common Stock, the Company shall issue 150,000 shares of Common Stock to the Investor as a commitment fee (the “Commitment Shares”) upon effectiveness of the Registration Statement (as defined below).

Registration Rights Agreement

In connection with the transactions contemplated by, and concurrently with the execution of, the Purchase Agreement, the Company and the Investor also entered into a Registration Rights Agreement, dated as of July 22, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the SEC one or more registration statements (a “Registration Statement”), to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and resale by the Investor of all of the shares that may be issued by the Company to the Investor from time to time under the Purchase Agreement, including the Commitment Shares. The Investor’s obligation to purchase shares of Common Stock pursuant to the Purchase Agreement is subject to such a Registration Statement being filed with the SEC and declared effective.

The Purchase Agreement and Registration Rights Agreement (together, the “Transaction Documents”) are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the terms of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such Transaction Documents, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Transaction Documents are incorporated herein by reference only to provide investors with information regarding the terms of such Transaction Documents, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Warrant Exchange Agreement

On July 22, 2025 the Company entered into Warrant Exchange Agreements (each, a “Warrant Exchange Agreement” and collectively, the “Warrant Exchange Agreements”) with certain holders (the “Exchanging Warrant Holders”) of the Company’s existing Tranche B warrants to purchase shares of Common Stock (the “Existing Tranche B Warrants”). Pursuant to the Warrant Exchange Agreements, the Company and the Exchanging Warrant Holders, in reliance on Section 3(a)(9) of the Securities Act, effected a voluntary securities exchange whereby the Exchanging Warrant Holders will exchange the Existing Tranche B Warrants, which are currently exercisable for an aggregate of 107,142 shares of Common Stock at an exercise price of $36.40 per share, originally issued pursuant to that certain Securities Purchase Agreement, dated October 7, 2024, by and among the Company and the investors named therein, for warrants to purchase an aggregate of 500,000 shares of Common Stock (the “New Warrants”) at an exercise price of $40.00 per share (the “Exercise Price”). The New Warrants shall be immediately exercisable, but may only be exercised on a cash basis on or after the earlier of (i) the date that is 90 days following the Closing Date (as defined in the Warrant Exchange Agreement), and (ii) the initial date after the date of the Warrant Exchange Agreement that a registration statement is effective and available for the issuance of the shares of Common Stock underlying the New Warrants to the holders of the New Warrants (or the resale of shares of Common Stock underlying the New Warrants); provided, however, the New Warrants may only be exercised on a cashless basis if there is no registration statement to cover the issuance of the shares of Common Stock underlying the Warrants or the resale of such shares. The New Warrants shall have an expiration date of October 8, 2029.

The terms of the New Warrants are generally identical to the terms of the Existing Tranche B Warrants, other than with respect to the number of shares issuable upon exercise thereof and the Exercise Price and certain other matters. The Exercise Price of the New Warrants is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event. The Exercise Price is also subject to full-ratchet adjustment (down to the Exercise Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the exercise price then in effect. The New Warrants also permit a voluntary adjustment to the Exercise Price, subject to certain conditions set forth therein, including compliance with the listing rules of The Nasdaq Stock Market LLC ("Nasdaq") and having obtained the prior written consent of the required holders as described therein. The Exercise Price cannot be lower than $36.40 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Exercise Price Floor”), unless shareholder approval is obtained to allow the New Warrants to be exercised at a price lower than the Exercise Price Floor in accordance with the listing rules of Nasdaq. The Company is under no obligation to seek or obtain such shareholder approval.

A holder of a New Warrant shall not have the right to exercise any portion of a New Warrant to the extent that, after giving effect to such exercise, the holder (together with certain related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of Common Stock outstanding immediately after giving effect to such exercise. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The New Warrants prohibit the Company from entering into specified fundamental transactions unless the successor entity (subject to certain exceptions) assumes all of the Company’s obligations under the New Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a New Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the New Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, holders of New Warrants will have the right to force the Company to repurchase such holder’s New Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the New Warrants, of the then unexercised portion of the New Warrant.

The Warrant Exchange Agreements contain other customary provisions including representations and warranties of the Company and the Exchanging Warrant Holders.

The Warrant Exchange Agreements are filed as Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, and the form of New Warrant is filed as Exhibit 10.6, in each case to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the terms of the Warrant Exchange Agreements and the form of New Warrant do not purport to be complete and are qualified in their entirety by reference to such exhibits.

No Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Oramed Warrant Repurchase

As previously disclosed by the Company, the Company issued to Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”), on September 21, 2023, warrants to purchase up to an aggregate of 6,500,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at an exercise price of $0.01 per share (the “Penny Warrants”).

On July 22, 2025, the Company entered into an Option Agreement for the Repurchase of Warrants with Oramed (the “Option Agreement”), pursuant to which, among other things, Oramed granted an option (the “Option”) to the Company to repurchase the Penny Warrants in two tranches (the “Warrant Repurchase”) for an aggregate purchase price of $27,000,000 (the “Warrant Repurchase Amount”), subject to the terms and conditions set forth therein. In consideration of the Option, the Company agreed to pay $1,500,000 (the “Option Payment Amount”) to Oramed in two equal installments occurring on or before August 8, 2025 and December 16, 2025, respectively. Provided that the Company has made the applicable option payment on or before such dates, the Company shall be entitled to purchase the Penny Warrants as follows: (i) on or before September 30, 2025, it may repurchase 3,130,000 Penny Warrants for $13,000,000 and (ii) on or before December 31, 2025, it may repurchase 3,370,000 Penny Warrants for $14,000,000. Additionally, if the Company effects the Warrant Repurchase and has paid the Option Payment Amount and Warrant Repurchase Amount in full, in accordance with the terms of the Option Agreement, then the maturity date of that certain Senior Secured Promissory Note, dated as of September 21, 2023, by and between the Company and Oramed shall be extended to March 31, 2026 and any make-whole payment due thereunder upon prepayment shall be waived.

Oramed shall have the right to terminate the Option Agreement if the Company (i) fails to make certain payments thereunder or (ii) has not exercised the Option by the applicable dates set forth therein (an “Option Termination”).

Pursuant to the terms of the Option Agreement, the Company has agreed that, if the Option Agreement is terminated pursuant to the terms set forth therein, the Company will use commercially reasonable efforts to obtain the approval of its stockholders to permit the issuance of shares of Common Stock in excess of the Stockholder Approval Cap (as defined therein) upon exercise of any Penny Warrants retained by Oramed following such termination, subject to the terms and conditions set forth therein.

The representations and warranties contained in the Option Agreement were made only for purposes of such Option Agreement and as of specific dates, were solely for the benefit of the parties to the Option Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Option Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Option Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The foregoing summary of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Option Agreement, a copy of which is filed herewith as Exhibit 10.7 and is incorporated herein by reference.

In connection with the transactions described in this Current Report on Form 8-K, the Company has obtained the applicable consents and/or waivers of the holders of the Company’s outstanding indebtedness to consummate such transactions.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 with respect to the issuance of the Common Stock, pursuant to the Purchase Agreement, and New Warrants, pursuant to the Warrant Exchange Agreement, is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, the Investor represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to (a) the Investor in reliance upon the provisions of Section 4(a)(2) of the Securities Act or Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act, and upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the sales of Common Stock to the Investor to be made under the Purchase Agreement and (b) the Exchanging Warrant Holders in reliance on Section 3(a)(9) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Common Stock Purchase Agreement, dated as of July 22, 2025, by and between the Company and Tumim Stone Capital, LLC.

10.2*	Registration Rights Agreement, dated as of July 22, 2025, by and between the Company and Tumim Stone Capital, LLC.

10.3*	Warrant Exchange Agreement, dated as of July 22, 2025, by and between the Company and Nomis Bay Ltd.

10.4*	Warrant Exchange Agreement, dated as of July 22, 2025, by and between the Company and BPY Limited.

10.5*	Warrant Exchange Agreement, dated as of July 22, 2025, by and between the Company and 3i LP.

10.6	Form of New Tranche B Warrant

10.7#	Option Agreement for the Repurchase of Warrants, dated July 22, 2025, by and between Scilex Holding Company and Oramed Pharmaceuticals Inc.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

*

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#

Certain identified information has been omitted pursuant to Item 601(b)(10) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential. The Registrant hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President

Date: July 23, 2025